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Exhibit 4.2

 HOUGHTON MIFFLIN COMPANY,
as the Issuer,

and

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee

INDENTURE

Dated as of January 30, 2003

8.250% Senior Notes due 2011

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 12.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314(a)	4.06; 4.17
(b)	N.A.
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.02
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(c)	12.01

N.A.
means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

        INDENTURE dated as of January 30, 2003 between HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation (the "Issuer"), as issuer, and WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trustee (the "Trustee").

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

        Set forth below are certain defined terms used in this Indenture.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Agent" means any Registrar, Paying Agent or co-Registrar.

        "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

        "asset" means any asset or property, whether real, personal or other, tangible or intangible.

        "Asset Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

          (1)   a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

          (2)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

          (3)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.11;

          (4)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $3.0 million;

          (5)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

          (6)   the lease, assignment or sublease of any real or personal property in the ordinary course of business;

          (7)   any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (10) of the definition of "Permitted Investments");

          (8)   foreclosures on assets;

          (9)   sales of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" to a Securitization Subsidiary in connection with any Qualified Securitization Financing; and

          (10) a transfer of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

        "Calabash" means the Issuer's Calabash Professional Learning Systems division, the professional development group for its K-12 Publishing segment, which was rationalized and integrated in 2002.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   U.S. dollars, pounds sterling, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States or any member nation of the European Union having maturities of not more than 12 months from the date of acquisition;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500,000,000;

          (4)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P;

          (6)   investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

          (7)   readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 12 months or less from the date of acquisition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

          (2)   the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent corporations; or

          (3)   (A) prior to the first public offering of common stock of either Holdco or the Issuer, the first day on which the Board of Directors of Holdco shall cease to consist of a majority of directors who (i) were members of the Board of Directors of Holdco on the Issue Date or (ii) were either (x) nominated for election by the Board of Directors of Holdco, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (A)(i) and (A)(ii), "Continuing Directors") and (B) after the first public offering of common stock of either Holdco or the Issuer, (i) if such public offering is of Holdco common stock, the first day on which a majority of the members of the Board of Directors of Holdco are not Continuing Directors or (ii) if such public offering is of the Issuer's common stock, the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

        "Classwell" means Classwell Learning Group Inc., the Issuer's former joint venture, established to develop a stand-alone Internet-based platform for use by teachers, which was rationalized and integrated in 2002.

        "Classworks" means the Issuer's discontinued Classworks operation, formerly known as Curriculum Advantage, Inc.

        "Clearstream" has the meaning set forth in Section 2.16.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

        "Commission" means the Securities and Exchange Commission.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of bookplates, deferred financing fees and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period), of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, noncash interest payments, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees relating to the Specified Financings) and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; provided, however, that Securitization Fees shall not be deemed to constitute Consolidated Interest Expense.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

          (1)   any net after-tax extraordinary, unusual or nonrecurring gains or losses (including, without limitation, severance, relocation and other one-time restructuring costs) (less all fees and expenses relating thereto) shall be excluded;

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

          (3)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

          (4)   the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

          (5)   the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

          (6)   any noncash goodwill impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 shall be excluded; and

          (7)   noncash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, shall be excluded.

        Notwithstanding the foregoing, for the purpose of Section 4.11 only (other than clause (3)(d) of subsection (a) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.11(a).

        "Consolidated Tangible Assets" means, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Corporate Trust Office" means the corporate trust office of the Trustee located at 213 Court Street, Suite 703, Middletown, Connecticut 06457, Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

        "Credit Agreement" means that certain Credit and Guaranty Agreement, dated as of December 30, 2002, by and among Versailles Acquisition Corporation, a Delaware corporation ("Versailles Acquisition"), Holdco, CIBC World Markets Corp. and Goldman Sachs Credit Partners L.P. ("GSCP"), as Joint Lead Arrangers and Joint Bookrunners, GSCP and Deutsche Bank Securities Inc. as Co-Syndication Agents, Canadian Imperial Bank of Commerce ("CIBC"), as Administrative Agent and Collateral Trustee, and Fleet Securities, Inc., as Co-Documentation Agent, and the lenders party thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders or institutional investors), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or incurred thereunder or altering the maturity thereof.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Depositary" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Discontinued Operations" means the operations of Sunburst Technology Corporation and Educational Resources, Inc. for any period as of or prior to the Issue Date and of Classworks, in each case classified as a discontinued operation in accordance with GAAP.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Maturity Date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdco or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdco or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means any Subsidiary of the Issuer that was formed under the laws of the United States, any state of the United States, the District of Columbia or any territory of the United States.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

          (1)   provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, plus

          (2)   Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

          (3)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

          (4)   any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture or to the Transactions and, in each case, deducted in such period in computing Consolidated Net Income, plus

          (5)   the amount of any one-time restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges) deducted in such period in computing Consolidated Net Income relating to the Specified Financings and the Transactions, plus

          (6)   without duplication, any other noncash charges (including any impairment charges, write-offs of bookplates and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

          (7)   the Historical Adjustments, plus

          (8)   Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period, less, without duplication,

          (9)   noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period).

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Issuer or of any direct or indirect parent corporation of the Issuer registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

        "Euroclear" has the meaning set forth in Section 2.16.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Securities" has the meaning provided in the Registration Rights Agreement.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and its Restricted Subsidiaries from:

          (1)   contributions to its common equity capital; and

          (2)   the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.11(a).

        "Existing Indebtedness" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture.

        "Existing Senior Secured Notes" means the 7.0% Notes due 2006 and the 2011 Notes of the Issuer outstanding on the Issue Date, each secured pursuant to the Pledge, Security and Collateral Trust Agreement, dated as of December 30, 2002 between Versailles Acquisition and CIBC, as Collateral Trustee, as amended from time to time.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations or the Discontinued Operations (as determined in accordance with GAAP) that have been made by Holdco or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations or Discontinued Operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or Discontinued Operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or Discontinued Operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the acquisition that is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Issuer of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Issuer's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all noncash interest expense and amortization/accretion of original issue discount in connection with the Specified Financings (including any original issue discount created by fair value adjustments to the Issuer's existing Indebtedness as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock.

        "Foreign Subsidiary" means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States in effect on the date of this Indenture. For purposes of this Indenture, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "Global Note" has the meaning set forth in Section 2.16.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

        "Guarantee" means any guarantee of the obligations of the Issuer under this Indenture and the Notes by a Guarantor in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1)   currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Historical Adjustments" means, with respect to any Person, without duplication:

          (1)   the exclusion of any expenses or charges arising from Vivendi S.A.'s July 7, 2001 acquisition of the Issuer reducing historical Consolidated Net Income for any period prior to the

  Issue Date, including but not limited to retention bonuses, stock option expenses, new chief executive officer hire and relocation costs, pension costs, payments to the Board of Directors of the Issuer and consulting and severance costs incurred as part of Vivendi's integration of the Issuer;

          (2)   the exclusion of all historical results from any period prior to the Issue Date directly related to the Classworks, Classwell and Calabash business units;

          (3)   the exclusion of all historical management fees charged to the Issuer by Vivendi S.A. for any period prior to the Issue Date;

          (4)   the exclusion of any expenses or charges incurred by the Issuer for costs directly attributable to the Transactions, including, but not limited to retention bonuses and professional fees, expensed for any period prior to the Issue Date;

          (5)   the inclusion of the EBITDA of Kingfisher Publications plc and Test Systems Inc. for all historical periods prior to the Issue Date to the extent not already included in Consolidated Net Income; and

          (6)   the exclusion of the results of the Discontinued Operations.

        "HM Release Date" means the date on which all of the Houghton Mifflin Bonds and the 7.20% Notes due 2011 (the "2011 Notes") of the Issuer have been redeemed, defeased or repaid or, if earlier, the date as of which the prohibitions under the Houghton Mifflin Bonds and the 2011 Notes and the indenture governing the Houghton Mifflin Bonds and the 2011 Notes with respect to Subsidiaries becoming Guarantors hereunder no longer apply.

        "Holdco" means Versailles U.S. Holding Inc., a Delaware corporation and the direct parent of the Issuer.

        "Holder" or "Noteholder" means the registered holder of any Note.

        "Houghton Mifflin Bonds" means the Issuer's 7.125% Notes due 2004 and 7.0% Notes due 2006.

        "incur" means to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Debt) and "incurrence" shall have a correlative meaning.

        "Indebtedness" means, with respect to any Person,

          (a)   any indebtedness (including principal and premium) of such Person, whether or not contingent,

              (i)  in respect of borrowed money,

             (ii)  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

            (iii)  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or

            (iv)  representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

          (b)   Disqualified Stock of such Person,

          (c)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and

          (d)   to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money shall be deemed not to constitute Indebtedness.

        "Indenture" means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Goldman, Sachs & Co., CIBC World Markets Corp., Deutsche Bank Securities Inc., Fleet Securities, Inc. and Banc One Capital Markets, Inc.

        "interest" means, with respect to the Notes, interest and any Liquidated Damages on the Notes.

        "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.11(c). The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.11(c).

        For purposes of the definition of "Unrestricted Subsidiary" and Section 4.11, (i) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date and not in connection with the Transactions ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Issuer in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.

        "Issue Date" means January 30, 2003, the date of original issuance of the Notes.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

        "Management Agreement" means the Management Agreement by and among the Issuer, Holdco and the Sponsors and/or their Affiliates as in effect on the Issue Date.

        "Management Group" means, at any time, the Chairman of the Board, the President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or any other executive officer of any of Holdco, the Issuer or any of its Subsidiaries at such time.

        "Maturity Date" means February 1, 2011.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

        "Notes" means the 8.250% Senior Notes due 2011 issued by the Issuer, including, without limitation, the Exchange Securities and the Additional Notes, if any, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Offering Circular" means the offering circular of the Issuer dated January 24, 2003 relating to the Notes.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officers' Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

        "Permitted Asset Swap" means any transfer of property or assets by the Issuer or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Permitted Business; provided that (i) the aggregate fair market value of the property or assets being transferred by the Issuer or such Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received by the Issuer or such Restricted Subsidiary in such exchange (provided, however, that in the event such aggregate fair market value of the property or assets being transferred or received by the Issuer is (x) less than $50.0 million, such determination shall be made in good faith by the Board of Directors of the Issuer and (y) greater than or equal to $50.0 million, such determination shall be made by an Independent Financial Advisor) and (ii)(A) such transfer relates to properties or assets held by The Riverside Publishing Co., Promissor, Inc. and Classwell or (B) the aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer) of all property or assets transferred by the Issuer and any of its Restricted Subsidiaries in any such transfer, together with the aggregate fair market value of property or assets transferred in all prior Permitted Asset Swaps (other than pursuant to clause (ii)(A) above), shall not exceed 10% of the Issuer's consolidated net revenues for the prior fiscal year.

        "Permitted Business" means the publishing business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Issuer on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Permitted Debt" is defined under Section 4.10(b).

        "Permitted Holders" means the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors).

        "Permitted Investments" means

          (1)   any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

          (2)   any Investment in cash and Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

          (4)   any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.13 or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date;

          (6)   advances to employees and any guarantees not in excess of $10.0 million in the aggregate outstanding at any one time;

          (7)   any Investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8)   Hedging Obligations permitted under clause (9) of the definition of "Permitted Debt" in Section 4.10(b);

          (9)   loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

          (10) any Investment by the Issuer or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $50.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (11) Investments the payment for which consists of Equity Interests of the Issuer or any of its direct or indirect parent corporations (exclusive of Disqualified Stock);

          (12) guarantees (including Guarantees) of Indebtedness permitted under Section 4.10 and performance guarantees consistent with past practice;

          (13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.14 (except transactions described in clauses (2), (6) and (7) of Section 4.14(b));

          (14) Investments by the Issuer or a Restricted Subsidiary made by the exchange of the assets of, or Equity Interests in, any Person in an aggregate amount not to exceed $25.0 million for Equity Interests of a joint venture or other third party engaged in a Permitted Business; provided, however, that the fair market value of such consideration and Investment shall be determined by the Board of Directors of the Issuer in good faith, as evidenced by a Board Resolution and certified to the Trustee in an Officers' Certificate, and provided, further, that, after giving effect to such Investment, no Default or Event or Default shall have occurred and be continuing;

          (15) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

          (16) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest.

        "Permitted Liens" means, with respect to any Person, the following types of Liens:

          (1)   deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

          (2)   Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

          (3)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

          (4)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

          (5)   Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.10;

          (6)   Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

          (7)   Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (8)   Liens in favor of the Issuer or any Restricted Subsidiary;

          (9)   Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clause (3), (4) and (19)(B) of this definition; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

          (10) Liens on Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" incurred in connection with any Qualified Securitization Financing;

          (11) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

          (12) judgment liens in respect of judgments that do not constitute an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (13) pledges, deposits or security under workmen's compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

          (14) Liens imposed by law, including carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not overdue by more than 30 days or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

          (15) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

          (16) leases or subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

          (17) banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law and (b) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depositary institution;

          (18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business; and

          (19) (A) other Liens securing Indebtedness for borrowed money with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than $15.0 million at any time and (B) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

        "Private Placement Legend" means the legends initially set forth on the Notes in the form set forth in Exhibit B.

        "Purchase Money Note" means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from Holdco or any Subsidiary of Holdco to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

        "Qualified Capital Stock" means any Capital Stock of the Issuer that is not Disqualified Stock.

        "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Issuer in good faith, except that in the event the value of any such assets or Capital Stock exceeds $25.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

        "Record Date" means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

        "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

        "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

        "refinance" means to extend, refinance, renew, replace, defease or refund, including successively; and "refinancing" and "refinanced" shall have correlative meanings.

        "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of January 30, 2003, among the Issuer and the Initial Purchasers relating to the Notes.

        "Regulation S" means Regulation S under the Securities Act.

        "Responsible Officer" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Security" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary".

        "Rule 144A" means Rule 144A under the Securities Act.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Securitization Assets" means any accounts receivable, inventory, royalty or revenue streams from sales of books subject to a Qualified Securitization Financing.

        "Securitization Fees" means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.

        "Securitization Financing" means any transaction or series of transactions that may be entered into by Holdco or any of its Subsidiaries pursuant to which Holdco or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Holdco or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of Holdco or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by Holdco or any such Subsidiary in connection with such Securitization Assets.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means a Wholly Owned Subsidiary of Holdco (or another Person formed for the purposes of engaging in a Qualified Securitization Financing with Holdco in which Holdco or any Subsidiary of Holdco makes an Investment and to which Holdco or any Subsidiary of Holdco transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of Holdco and its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Holdco or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdco or any other Subsidiary of Holdco (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdco or any other Subsidiary of Holdco in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdco or any other Subsidiary of Holdco, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdco nor any other Subsidiary of Holdco has any material contract, agreement, arrangement or understanding other than on terms which Holdco reasonably believes to be no less favorable to Holdco or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdco and (c) to which neither Holdco nor any other Subsidiary of Holdco has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdco or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdco or such other Person giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Senior Subordinated Notes" means the 9.875% Senior Subordinated Notes due 2013 of the Issuer.

        "Share Purchase Agreement" means the Share Purchase Agreement dated November 4, 2002 among Vivendi Universal S.A. ("Vivendi S.A."), Vivendi Communications North America, Inc. ("Vivendi North America" and together with Vivendi S.A., "Vivendi") and Versailles Acquisition, as amended.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Specified Financings" means the financings included in the Transactions, the offering of the Notes and the Senior Subordinated Notes and the refinancing of the Issuer's 7.20% Notes due 2011.

        "Sponsors" means Bain Capital, LLC, Thomas H. Lee Partners, L.P. and The Blackstone Group L.P.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdco or any Subsidiary of Holdco which Holdco has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stockholders Agreement" means the Stockholders Agreement between the Issuer and the Sponsors and/or their Affiliates in effect on the Issue Date.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

        "Taxing Authority" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

        "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

        "Transactions" means the transactions contemplated by (i) the Share Purchase Agreement, (ii) the Credit Agreement and (iii) the offering of the Notes and the Senior Subordinated Notes.

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Unrestricted Securities" means one or more Notes that do not and are not required to bear the legends in the form set forth in Exhibit B or Exhibit C, including, without limitation, the Exchange Securities.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) such designation complies with Section 4.11 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Fixed Charge Coverage Ratio would be at least 2.0:1.0. Any such designation by the Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.    Other Definitions.

Term	Defined in Section
"Additional Notes"	2.01
"Affiliate Transaction"	4.14
"Agent Members"	2.16
"Alternate Offer"	4.09
"Asset Sale Offer"	4.13
"Asset Sale Offer Amount"	4.13
"Asset Sale Payment"	4.13
"Asset Sale Payment Date"	4.13
"Change of Control Offer"	4.09
"Change of Control Payment"	4.09
"Change of Control Payment Date"	4.09
"Covenant Defeasance"	8.02
"Coverage Ratio Exception"	4.10
"Event of Default"	6.01
"Excess Proceeds"	4.13
"Guarantee Obligations"	11.01
"Legal Defeasance"	8.02
"Other Notes"	2.02
"Paying Agent"	2.04
"Permitted Debt"	4.10
"Physical Notes"	2.02
"Refunding Capital Stock"	4.11
"Registrar"	2.04
"Regulation S Global Note"	2.16
"Regulation S Notes"	2.02
"Restricted Global Notes"	2.16
"Restricted Period"	2.16
"Retired Capital Stock"	4.11
"Rule 144A Notes"	2.02

SECTION 1.03.    Incorporation by Reference of TIA.

        Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and words in the plural include the singular;

          (5)   words used herein implying any gender shall apply to both genders;

          (6)   provisions apply to successive events and transactions;

          (7)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (8)   the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

ARTICLE TWO

THE NOTES

SECTION 2.01.    Amount of Notes.

        The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $600,000,000 upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer (other than as provided in Section 2.08). The Trustee shall authenticate Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10) (any such Notes, the "Additional Notes") for original issue upon a written order of the Issuer in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.    Form and Dating.

        The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

        The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

        Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").

SECTION 2.03.    Execution and Authentication.

        One Officer, who shall have been duly authorized by all requisite corporate actions, shall sign the Notes for the Issuer by manual or facsimile signature.

        If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

        The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.    Registrar and Paying Agent.

        The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as its own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned and a successor has been appointed.

        The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.05.    Paying Agent To Hold Assets in Trust.

        The Issuer shall require each Paying Agent other than the Trustee to agree in writing that, subject to Section 11.02, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to promptly distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to promptly distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06.    Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07.    Transfer and Exchange.

        Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

        The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control Offer, an Alternate Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer, Alternate Offer or Asset Sale Offer and not withdrawn.

        Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.08.    Replacement Notes.

        If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors, if any, shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, if any, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09.    Outstanding Notes.

        The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

        If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

        If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11.    Temporary Notes.

        Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.12.    Cancellation.

        The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.08, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13.    Defaulted Interest.

        If the Issuer defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.    CUSIP Number.

        The Issuer in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.15.    Deposit of Moneys.

        Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.    Book-Entry Provisions for Global Notes.

        (a)   Rule 144A Notes and Other Notes shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Clearstream Banking Luxembourg ("Clearstream")), (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

        Members of, or direct or indirect participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

        (b)   Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

        (c)   In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

        (d)   In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

        (e)   Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuers determine otherwise in compliance with applicable law.

        (f)    On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

        (g)   Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

        (h)   Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

        (i)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.    Special Transfer Provisions.

        (a)    Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.    The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i)  the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the date of original issuance thereof or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

           (ii)  if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

        (b)    Transfers to QIBs.    The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i)  the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or to a transferee who has advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii)  if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

        (c)    Private Placement Legend.    Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuer to such effect.

        (d)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

        The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.    Computation of Interest.

        Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

ARTICLE THREE

REDEMPTION

SECTION 3.01.    Notices to Trustee.

        If the Issuer elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.    Selection of Notes To Be Redeemed.

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (1)   if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2)   if the Notes are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        No Notes of $1,000 or less shall be redeemed in part.

SECTION 3.03.    Notice of Redemption.

        At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. At the Issuer's request, the Trustee shall forward the notice of redemption in the Issuer's name and at the Issuer's expense; provided that in such case, the Trustee has received notice from the Issuer at least 31 days, but not more than 60 days, before a Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee). Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Each notice of redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)   the name and address of the Paying Agent;

          (4)   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5)   that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (6)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7)   if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (8)   the Section of the Notes pursuant to which the Notes are to be redeemed.

        The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04.    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05.    Deposit of Redemption Price.

        On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

        If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.    Notes Redeemed in Part.

        If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.

ARTICLE FOUR

COVENANTS

SECTION 4.01.    Payment of Notes.

        (a)   The Issuer shall pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        (b)   The Issuer shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02.    Maintenance of Office or Agency.

        (a)   The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.04. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

        (b)   The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        (c)   The Issuer hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03.    Corporate Existence.

        Except as otherwise permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and material franchises of the Issuer.

SECTION 4.04.    Payment of Taxes and Other Claims.

        The Issuer shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Subsidiaries or upon the income, profits or property of it or any of its respective Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.05.    Maintenance of Properties and Insurance.

        (a)   The Issuer shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Issuer or any such Restricted Subsidiary desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary; provided, further, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

        (b)   The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.06.    Compliance Certificate; Notice of Default.

        (a)   The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year commencing with the fiscal year ending December 31, 2003, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

        (b)   The Issuer shall deliver to the Trustee as soon as possible, and in any event within five days after the Issuer becomes aware of the occurrence of any Default, an Officers' Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

        (c)   The Issuer's fiscal years currently end on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.07.    Compliance with Laws.

        (a)   The Issuer shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.08.    Waiver of Stay, Extension or Usury Laws.

        The Issuer covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.    Change of Control.

        (a)   If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer (the "Change of Control Offer") on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer to pay an amount in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages thereon, if any, on the Notes repurchased to the date of purchase.

        (b)   Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

          (1)   that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2)   the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

          (3)   that any Note not tendered will continue to accrue interest;

          (4)   that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7)   that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

          (8)   the circumstances and relevant facts regarding such Change of Control.

        (c)   On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

          (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

        (d)   The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

        Prior to complying with any of the provisions of this Section 4.09, but in any event within 90 days following a Change of Control, to the extent required to permit the Issuer to comply with this Section 4.09, the Issuer will either repay all outstanding obligations under the Credit Agreement or obtain the requisite consents. The Issuer will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date. However, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

        (e)   Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof.

        (f)    The Issuer will comply, and will cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

SECTION 4.10.    Incurrence of Indebtedness and Issuance of Preferred Stock.

        (a)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) (the "Coverage Ratio Exception"), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness and Preferred Stock that may be incurred or issued pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $50.0 million at any one time outstanding.

        (b)   Section 4.10(a) will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

          (1)   the existence of Indebtedness under the Credit Agreement together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $350.0 million outstanding at any one time less the amount of all mandatory principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales;

          (2)   the incurrence by the Issuer and its Restricted Subsidiaries of Indebtedness represented by the Notes and the Senior Subordinated Notes (in each case, including any guarantee thereof) issued on the Issue Date;

          (3)   Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) of this Section 4.10(b));

          (4)   Indebtedness (including Capitalized Lease Obligations) incurred by the Issuer or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (4), does not exceed the greater of (x) $40.0 million and (y) 5.0% of Consolidated Tangible Assets;

          (5)   Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and any Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes;

          (8)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

          (9)   Hedging Obligations of the Issuer or any Restricted Subsidiary and related guarantees to the extent permitted under clause (12) below (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange;

          (10) obligations in respect of performance and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

          (11) Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed $125.0 million (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (11) shall cease to be deemed incurred or outstanding for purposes of this clause (11) but shall be deemed incurred for the purposes of Section 4.10(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under Section 4.10(a) without reliance on this clause (11));

          (12) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture;

          (13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted by Section 4.10(a) and clauses (2) and (3) above (other than, in the case of clause (3) above, the Houghton Mifflin Bonds), this clause (13) and clause (14) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Issuer or (y) Indebtedness or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced; and provided, further, that subclauses (A), (B) and (E) of this clause (13) will not apply to any refunding or refinancing of the Issuer's 7.20% Notes due 2011;

          (14) Indebtedness or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, the Issuer or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

          (15) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (16) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; and

          (17) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary of the Issuer other than a Securitization Subsidiary (except for Standard Securitization Undertakings).

        (c)   Notwithstanding any other provision in this Section 4.10, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may incur pursuant to this Section 4.10 shall not be deemed to be exceeded as a result of fluctuations in exchange rates of currencies. The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to incur such obligation. For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) of Section 4.10(b) above, or is entitled to be incurred pursuant to the

Coverage Ratio Exception, the Issuer will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this Section 4.10 (provided that all Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been incurred pursuant to clause (1) of Section 4.10(b) above), and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories (provided that at the time of reclassification it meets the criteria in such category or categories). Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness or the increase in liquidation preference of preferred stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.10.

SECTION 4.11.    Restricted Payments.

        (a)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (A)  declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

            (B)  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer, including in connection with any merger or consolidation involving the Issuer;

            (C)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness subordinated or junior in right of payment to the Notes (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of "Permitted Debt" in Section 4.10(b) or (y) the purchase, repurchase or other acquisition of Indebtedness subordinated or junior in right of payment to the Notes, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

            (D)  make any Restricted Investment (all such payments and other actions set forth in these clauses (A) through (D) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2)   the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) (with respect to the payment of dividends on

  Refunding Capital Stock pursuant to clause (B) thereof), (3), (4), (5), (6), (8), (10), (11), (12), (13), (14), (15) and (16) of Section 4.11(b)), is less than the sum, without duplication, of

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer since immediately after the date of this Indenture from the issue or sale of (x) Equity Interests of the Issuer (including Retired Capital Stock) (other than (i) cash proceeds and marketable securities received from Equity Offerings to the extent used to redeem Notes in compliance with Section 5 of the Notes and (ii) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent corporation of the Issuer and its Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.11(b)) and, to the extent actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent corporations or (y) debt securities of the Issuer that have been converted into such Equity Interests of the Issuer (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

            (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities contributed to the capital of the Issuer following the Issue Date (other than (i) net cash proceeds from Equity Offerings to the extent used to redeem Notes in compliance with Section 5 of the Notes and (ii) by a Restricted Subsidiary and by any Excluded Contributions), plus

            (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (7) or (11) of Section 4.11(b) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Issuer in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (7) or (11) of Section 4.11(b) or to the extent such Investment constituted a Permitted Investment).

        (b)   Notwithstanding the foregoing, the provisions set forth in Section 4.11(a) do not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (2)   (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent corporation ("Retired Capital Stock") or Indebtedness subordinated to the Notes, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or any direct or indirect parent corporation thereof or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.11(b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with Section 4.10 so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired, (B) such Indebtedness is subordinated to such Notes and any Guarantees thereof at least to the same extent as such Indebtedness subordinated to such Notes so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent corporations held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent corporations, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date plus (B) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer or any of its Subsidiaries or any of its direct or indirect parent corporations in connection with the

  Transactions that are foregone in return for the receipt of Equity Interests of the Issuer or of any direct or indirect parent corporation of the Issuer pursuant to a deferred compensation plan of such corporation plus (C) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (4);

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with this Section 4.11 to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) above; provided, however, in the case of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and the Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $25.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the payment of dividends on the Issuer's common stock following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent corporations after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Issuer in any past or future public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Investments that are made with Excluded Contributions;

          (11) other Restricted Payments in an aggregate amount not to exceed $25.0 million;

          (12) the declaration and payment of dividends to, or the making of loans to, Holdco in amounts required for it to pay:

            (A)  franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

            (B)  federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer and the Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries, provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and the Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer and the Restricted Subsidiaries to pay such taxes as a stand-alone taxpayer;

            (C)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent corporation of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

            (D)  general corporate overhead expenses (including professional expenses) in an amount not to exceed an aggregate of $2.0 million annually for all direct or indirect parent corporations of the Issuer to the extent such expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

          (13) cash dividends or other distributions on Holdco's, the Issuer's or any Restricted Subsidiary's Capital Stock used to, or the making of loans, the proceeds of which will be used to fund the payment of fees and expenses incurred in connection with the Transactions or owed to Affiliates, in each case to the extent permitted by Section 4.14;

          (14) the declaration and payment of dividends on Holdco's, the Issuer's or any Restricted Subsidiary's Capital Stock in an amount equal to any purchase price adjustment amount pursuant to Section 2.4(d)(ii) of the Share Purchase Agreement due to a purchase price adjustment described in Section 2.2(b)(iii) of the Share Purchase Agreement;

          (15) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing; or

          (16) the acquisition, repurchase or redemption of the Senior Subordinated Notes upon a Change of Control in accordance with the applicable provisions of the indenture governing the Senior Subordinated Notes;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (5), (6), (7), (9) and (11) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        (c)   The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.11 will be determined in good faith by the Board of Directors of the Issuer. The Issuer's determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $25.0 million.

        (d)   As of the Issue Date, all of the Issuer's Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.11 or the definition of "Permitted Investments" and if such Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary." Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this Indenture.

SECTION 4.12.    Liens.

        (a)   The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or a related Guarantee of the Issuer on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Indebtedness subordinated to the Notes, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes are equally and ratably secured,

        (b)   Notwithstanding the foregoing, Section 4.12(a) shall not apply to:

            (i)  Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and Liens securing the Existing Senior Secured Notes;

           (ii)  (A) Liens securing the Notes and any related Guarantees, (B) Liens securing Indebtedness not to exceed the greater of (x) Indebtedness permitted to be incurred pursuant to clause (1) of the definition of "Permitted Debt" in Section 4.10(b) and (y) an amount equal to 2.75 times EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available and (C) Liens securing Indebtedness under clause (9) of the definition of "Permitted Debt" in Section 4.10(b); and

          (iii)  Permitted Liens.

SECTION 4.13.    Asset Sales.

        (a)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2)   in the case of Asset Sales involving consideration in excess of $10.0 million, the fair market value is determined by the Issuer's Board of Directors and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee; and

          (3)   except for any Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (3) above, the amount of (i) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 6.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this paragraph and for no other purpose.

        (b)   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply those Net Proceeds at its option:

          (1)   to permanently reduce Obligations under the Credit Agreement (and to correspondingly reduce commitments with respect thereto) or Indebtedness of the Issuer that ranks pari passu with the Notes (provided that if the Issuer shall so reduce such Indebtedness of the Issuer that ranks pari passu with the Notes, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case, other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

          (2)   to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

          (3)   to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

        (c)   When the aggregate amount of Net Proceeds not applied or invested in accordance with the preceding paragraph ("Excess Proceeds") exceeds $20.0 million, the Issuer will make an offer (an "Asset Sale Offer") to all Holders to purchase on a pro rata basis the maximum principal amount of Notes that may be purchased out of the Excess Proceeds ("Asset Sale Offer Amount"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase ("Asset Sale Payment"), and will be payable in cash.

        (d)   Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

        (e)   If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (f)    Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (1)   that the Asset Sale Offer is being made pursuant to this Section 4.13;

          (2)   the Asset Sale Offer Amount, the Asset Sale Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Asset Sale Payment Date");

          (3)   that any Notes not tendered or accepted for payment shall continue to accrete or accrue interest;

          (4)   that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to the Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (6)   that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

          (7)   that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8)   that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (9)   that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); provided that such Notes shall be in denominations of $1,000, or integral multiples thereof.

        (g)   On the Asset Sale Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; (2) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

        (h)   The Paying Agent shall promptly mail to each Holder so tendered the Asset Sale Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        (i)    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such conflict.

SECTION 4.14.    Transactions with Affiliates.

        (a)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $3.0 million, unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Issuer delivers to the Trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Issuer of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

        (b)   The restrictions set forth in Section 4.14(a) do not apply to:

          (1)   transactions between or among the Issuer and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

          (2)   Restricted Payments and Permitted Investments (other than pursuant to clause (10) of the definition thereof) permitted by this Indenture;

          (3)   the payment to the Sponsors and any of their Affiliates of annual management, consulting, monitoring and advisory fees pursuant to the Management Agreement in an aggregate amount not to exceed $5.0 million per year and related reasonable expenses and other obligations;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent corporations or any Restricted Subsidiary;

          (5)   the payments by the Issuer or any Restricted Subsidiary to the Sponsors and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Issuer in good faith;

          (6)   transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

          (7)   payments or loans (or cancellations of loans) to employees or consultants of the Issuer or any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Issuer in good faith and which are otherwise permitted under this Indenture;

          (8)   payments made or performance under any agreement as in effect on the Issue Date (other than the Management Agreement and Stockholders Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date);

          (9)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, the Stockholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party as of the Issue Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to the Stockholders Agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to Holders in any material respect;

          (10) the Transactions and the payment of all fees and expenses related to the Transactions and the prepayment of $5.0 million in management fees for the fiscal year ended December 31, 2003;

          (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to Holdco or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (12) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of Holdco to any Permitted Holder or of the Issuer to Holdco or to any Permitted Holder; and

          (13) any transaction effected as part of a Qualified Securitization Financing.

SECTION 4.15.    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        (a)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

        (b)   However, the preceding restrictions in Section 4.15(a) will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Existing Indebtedness or the Credit Agreement and their related documentation;

          (2)   this Indenture and the Notes and the indenture relating to the Senior Subordinated Notes and the Senior Subordinated Notes;

          (3)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of Section 4.15(a) on the property so acquired;

          (4)   applicable law or any applicable rule, regulation or order;

          (5)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (6)   contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (7)   secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.10 and 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

          (8)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9)   other Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.10; provided, however, that the Board of Directors of the Issuer determines in good faith at the time such dividend and other payment restrictions are created that such dividend and other payment restrictions do not materially adversely affect the Issuer's ability to pay principal of, and interest on, the Notes;

          (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

          (12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.15(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.15(b), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

          (13) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary.

SECTION 4.16.    Limitation on Guarantees by Certain Subsidiaries.

        (a)   At any time (i) after the HM Release Date, upon the occurrence of the guarantee of any Indebtedness of the Issuer by any Restricted Subsidiary acquired or formed after the Issue Date and organized under the laws of the United States or any state thereof or (ii) with respect to any Restricted Subsidiary in existence on the Issue Date and organized under the laws of the United States or any state thereof, promptly following the HM Release Date, the Issuer will cause such Restricted Subsidiary (other than a Securitization Subsidiary) to execute a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, the execution of a supplemental Guarantee and Opinions of Counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor provided, however, that if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders than those contained in Article Ten of the indenture governing the Senior Subordinated Notes.

        (b)   Notwithstanding the foregoing Section 4.16(a), any Guarantee will provide by its terms that it will automatically and unconditionally be released and discharged under the circumstances described in Article Eleven.

SECTION 4.17.    Reports to Holders.

        (a)   Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Holders, within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

        (b)   In addition, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        (c)   In addition, if at any time Holdco becomes a Guarantor (there being no obligation of Holdco to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this Section 4.17 may, at the option of the Issuer, be filed by and be those of Holdco rather than the Issuer.

        (d)   Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the Commission of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

SECTION 4.18.    Business Activities.

        The Issuer will not, and will not permit any Restricted Subsidiary (other than a Securitization Subsidiary) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

SECTION 4.19.    Payments for Consent.

        The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation, or Sale of Assets.

        (a)   The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists; and

          (4)   the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

        This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing clauses (3) and (4), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (ii) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which the Issuer is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer and the Issuer will be discharged from all obligations and covenants under this Indenture and the Notes.

        (b)   The Issuer will deliver to the Trustee prior to the consummation of each proposed transaction an Officers' Certificate certifying that the conditions set forth above are satisfied and an Opinion of

Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with this Indenture.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.

        Each of the following is an "Event of Default":

          (1)   the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

          (2)   the Issuer defaults in the payment when due of interest or Liquidated Damages, if any, on or with respect to the Notes and such default continues for a period of 30 days;

          (3)   the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $20.0 million or more at any one time outstanding;

          (5)   the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case,

            (B)  consents to the entry of an order for relief against it in an involuntary case,

            (C)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (D)  makes a general assignment for the benefit of its creditors,

            (E)  generally is not able to pay its debts as they become due, or

            (F)  takes any corporate action to authorize or effect any of the foregoing;

          (6)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Issuer or any Significant Subsidiary in an involuntary case,

            (B)  appoints a Custodian of the Issuer or any Significant Subsidiary or for all or substantially all of the property of the Issuer or any Significant Subsidiary, or

            (C)  orders the liquidation of the Issuer or any Significant Subsidiary,

  and the order or decree remains unstayed and in effect for 60 days; or

          (7)   the failure by the Issuer or any Significant Subsidiary to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $20.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed.

SECTION 6.02.    Acceleration.

        If an Event of Default specified in Section 6.01 (5) and (6) above occurs with respect to the Issuer and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of each Trustee or any Holder.

          (1)   If any other Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes under this Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        At any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5)   in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(5) and (6), if the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.    Other Remedies.

        (a)   If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        (b)   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        (c)   In the event of any Event of Default specified in clause (4) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

        (d)   Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes issued under this Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.04.    Waiver of Defaults.

        Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Issuers, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.    Control by Majority.

        The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.    Limitation on Suits.

        A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1)   the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2)   the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

          (5)   during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.    Rights of Holders To Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    Collection Suit by Trustee.

        If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any officer committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.    Priorities.

        If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          THIRD: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          FOURTH: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.

        The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.    Duties of Trustee.

        (a)   If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (b)   Except during the continuance of a Default:

          (1)   The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

          (2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

        (e)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

        (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g)   In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.    Rights of Trustee.

        Subject to Section 7.01:

          (a)   The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e)   The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

          (h)   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j)    The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (k)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.    Notice of Default.

        If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Offer Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.    Reports by Trustee to Holders.

        Within 60 days after each May 1, beginning with May 1, 2003, the Trustee shall, to the extent that any of the events described in TIA §313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA §313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

        A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

        The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07.    Compensation and Indemnity.

        The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

        The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee's defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

        To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee.

        When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

        Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.    Replacement of Trustee.

        The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10;

          (2)   the Trustee is adjudged a bankrupt or an insolvent;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.    Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA §310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11.    Preferential Collection of Claims Against the Issuer.

        The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of the Issuer's Obligations.

        The Issuer may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder, or if:

          (a)   either (i) pursuant to Article Three, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes in accordance with the provisions hereof or (ii) all Notes have otherwise become or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one (1) year hereunder;

          (b)   the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, to the payment of said principal, premium, if any, and interest with respect to the Notes;

          (c)   no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, this Indenture, the Credit Agreement or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which it is bound;

          (d)   the Issuer shall have paid all other sums payable by it hereunder; and

          (e)   the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects the Issuer.

        Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

        After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.    Legal Defeasance and Covenant Defeasance.

        (a)   The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

        (b)   Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (i)  the rights of Holders of outstanding Notes issued hereunder to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

           (ii)  the Issuer's obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (iii)  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (iv)  this Article Eight.

        Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

        (c)   Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 (with respect to Restricted Subsidiaries only), 4.04, 4.05, 4.06, 4.07 and 4.09 through 4.19 and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3), (4), (5), (6) and (7) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03.    Conditions to Legal Defeasance or Covenant Defeasance.

        The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the applicable Notes issued thereunder, cash in U.S. Legal Tender, non-callable U.S. Government Obligations, or a combination of cash in U.S. Legal Tender and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of an election under Section 8.02(b) hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of an election under Section 8.02(c) hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

          (6)   the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

          (7)   the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04.    Application of Trust Money.

        The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with the Issuer.

        The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.    Repayment to the Issuer.

        Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders.

        The Issuer and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of the Issuer's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets;

          (4)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

          (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

          (6)   to add a Guarantee of the Notes, including, without limitation, by Holdco.

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.    With Consent of Holders.

        (a)   Subject to Section 6.07, the Issuer and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes may waive compliance with any provision of this Indenture or the Notes without notice to any other Holders.

        (b)   Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions of Sections 4.09 and 4.13 and the optional redemption provisions contained in the Notes);

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default or Event of Default in the payment of principal, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any Note payable in money other than that stated in the Notes;

          (6)   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

          (7)   waive a redemption payment with respect to any Note (other than a payment required by one of the provisions of Section 4.09 or Section 4.13 and the optional redemption provisions contained in the Notes); or

          (8)   make any change in the preceding amendment and waiver provisions.

        (c)   It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

        (d)   After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.    Compliance with TIA.

        From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or the Subsidiary Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

        (a)   Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

        (b)   The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

        (c)   After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.    Notation on or Exchange of Notes.

        If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    Trustee To Sign Amendments, Etc.

        The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE TEN

[RESERVED]

ARTICLE ELEVEN

GUARANTEES

SECTION 11.01.    Unconditional Guarantee.

        Subject to the provisions of this Article Eleven, each of the Guarantors, if any, hereby jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Issuer and all other obligations of the other Guarantors (including under the Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "Guarantee Obligations"); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuer.

        Each of the Guarantors, if any, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a

Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

SECTION 11.02.    Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.03.    Execution and Delivery of Subsidiary Guarantee.

        To further evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees to execute a supplement to this Indenture or a Guarantee, substantially in the form of Exhibit G hereto, and deliver it to the Trustee. Such Guarantee or supplement to this Indenture shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall nevertheless be valid.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.04.    Release of a Guarantor.

        The Guarantee of a Guarantor will be released:

          (a)   upon the sale, exchange, transfer or other disposition (including by way of merger or consolidation), to any Person that is not an Affiliate of the Issuer, of all of the Capital Stock of that Guarantor held by the Issuer or any of its Restricted Subsidiaries or of all or substantially all of the assets of that Guarantor; provided that such sale or other disposition is made in accordance with this Indenture;

          (b)   the merger of the Guarantor with or into, or the consolidation or amalgamation of the Guarantor with another Person (which transaction is not prohibited by this Indenture);

          (c)   with respect to any Guarantor acquired or formed after the Issue Date, the release or discharge of (A) the guarantee of the Credit Agreement, except a discharge or release by or as a result of payment under such guarantee or (B) the Indebtedness that resulted in the creation of such Guarantee, as the case may be; or

          (d)   if the Issuer designates such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

provided, however, in any case that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its Guarantees of any Indebtedness of the Issuer or any Indebtedness of any other Guarantor shall also terminate upon such release and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of the Issuer or any Indebtedness of any Restricted Subsidiary of the Issuer.

        The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of a request by the Issuer or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

        Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.05.    Waiver of Subrogation.

        Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer's obligations under the Notes or this Indenture and such Guarantor's obligations under the Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

SECTION 11.06.    Immediate Payment.

        Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.07.    No Set-Off.

        Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.08.    Guarantee Obligations Absolute.

        The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.09.    Guarantee Obligations Continuing.

        The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.10.    Guarantee Obligations Not Reduced.

        The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.11.    Guarantee Obligations Reinstated.

        The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.12.    Guarantee Obligations Not Affected.

        The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a)   any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

          (b)   any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

          (c)   any failure of the Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Guarantee, or to give notice thereof to a Guarantor;

          (d)   the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e)   the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

          (f)    any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g)   any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

          (h)   any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

          (i)    the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Guarantee; and

          (j)    any other circumstance, including release of the Guarantor pursuant to Section 11.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

SECTION 11.13.    Waiver.

        Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

SECTION 11.14.    No Obligation To Take Action Against the Issuer.

        Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 11.15.    Dealing with the Issuer and Others.

        The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a)   grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

          (b)   take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

          (c)   release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

          (d)   accept compromises or arrangements from the Issuer;

          (e)   apply all monies at any time received from the Issuer or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f)    otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.16.    Default and Enforcement.

        If any Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.17.    Amendment, Etc.

        No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.18.    Acknowledgment.

        Each Guarantor, if any, hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.19.    Costs and Expenses.

        Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.20.    No Merger or Waiver; Cumulative Remedies.

        No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.21.    Survival of Guarantee Obligations.

        Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

SECTION 11.22.    Guarantee in Addition to Other Guarantee Obligations.

        The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23.    Severability.

        Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24.    Successors and Assigns.

        Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

SECTION 11.25.    HM Release Date.

        Notwithstanding the foregoing, this Article Eleven shall be subject to the provisions of Section 4.16 and shall not be operative unless and until the requirements set forth in Section 4.16 are satisfied.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.    TIA Controls.

        If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02.    Notices.

        Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Issuer:

      Houghton Mifflin Company
      222 Berkeley Street
      Boston, MA 02116
      Attention: Office of General Counsel

      Telephone: (617) 351-5000
      Facsimile: (617) 351-1107

          with a copy to:

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, NY 10017
      Attention: Edward P. Tolley III

      Telephone: (212) 455-2000
      Facsimile: (212) 455-2502

          and

      Ropes & Gray
      One International Place
      Boston, MA 02110
      Attention: R. Newcomb Stillwell

      Telephone: (617) 951-7000
      Facsimile: (617) 951-7050

          if to the Trustee:

      Wells Fargo Bank Minnesota, N.A.
      Corporate Trust Department
      213 Court Street Suite
      703 Middletown, CT 06457
      Attention: Corporate Trust Administration

      Telephone: (860) 704-6217
      Facsimile: (860) 704-6219

        Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

        Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communications by Holders with Other Holders.

        Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture, the Notes or the Subsidiary Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

          (1)   an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4)   a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06.    Rules by Trustee, Paying Agent, Registrar.

        The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.    Legal Holidays.

        If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08.    Governing Law.

        This Indenture, the Notes and the Guarantees, if any, will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

SECTION 12.09.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    No Recourse Against Others.

        No director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent corporation or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11.    Successors.

        All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.    Duplicate Originals.

        All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.    Severability.

        In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

HOUGHTON MIFFLIN COMPANY, as the Issuer

By:	/s/ HANS GIESKES Name: Hans Gieskes Title: President and Chief Executive Officer

S-1

WELLS FARGO BANK MINNESOTA, N.A., as Trustee

By:	/s/ JOSEPH P. O'DONNELL Name: Joseph P. O'Donnell Title: Corporate Trust Officer

S-2

EXHIBIT A

HOUGHTON MIFFLIN COMPANY
8.250% Senior Notes due 2011

CUSIP No.
No.	$

        HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation (the "Company", which term includes any successor corporation), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of six hundred million dollars ($600,000,000) on February 1, 2011.

        Interest Payment Dates: February 1 and August 1, commencing August 1, 2003.

        Record Dates: January 15 and July 15.

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

HOUGHTON MIFFLIN COMPANY

By:	Name: Title:

CERTIFICATE OF AUTHENTICATION

        This is one of the 8.250% Senior Notes due 2011 described in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK MINNESOTA, N.A., as Trustee

	By:	Authorized Signatory

(Reverse of Note)
Houghton Mifflin Company

8.250% Senior Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        SECTION 1.    Interest.    Houghton Mifflin Company, a Massachusetts corporation, (the "Company") promises to pay interest on the principal amount of this Note at 8.250% per annum from January 30, 2003 until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 2.    Method of Payment.    The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 and integral multiples thereof. The Company shall pay principal, premium, if any and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Company prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

        SECTION 3.    Paying Agent and Registrar.    Initially, Wells Fargo Bank Minnesota, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        SECTION 4.    Indenture.    The Company issued the Notes under an Indenture dated as of January 30, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

        SECTION 5.    Optional Redemption.    (a) The Notes may be redeemed, in whole or in part, at any time prior to February 1, 2007, at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        For purposes of the preceding paragraph, the following terms will have the following definitions:

        "Applicable Premium" means, with respect to any Note on any applicable redemption date, the greater of:

          (1)   1.0% of the then outstanding principal amount of the Note; and

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the Note at February 1, 2007, as applicable (such redemption price being set forth in the table appearing under paragraph (b)) plus (ii) all required interest payments due on the Note through February 1, 2007, as applicable (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the then outstanding principal amount of the Note.

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2007; provided, however, that if the period from such redemption date to February 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        (b)   On or after February 1, 2007, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2007	104.125%
2008	102.063%
2009 and thereafter	100.000%

        SECTION 6.    Optional Redemption upon Equity Offering.    At any time on or prior to February 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 108.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and

(ii) such redemption shall occur within 90 days of the date of the closing of such Equity Offering (disregarding the date of the closing of any over-allotment option with respect thereto).

        SECTION 7.    Mandatory Redemption.    For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        SECTION 8.    Offers to Purchase.    The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

        SECTION 9.    Notice of Redemption.    Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        SECTION 10.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

        SECTION 11.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        SECTION 12.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

        SECTION 13.    Defaults and Remedies.    If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of the Notes or in respect of certain covenants set forth in the Indenture.

        SECTION 14.    Restrictive Covenants.    The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

        SECTION 15.    No Recourse Against Others.    No director, officer, employee, incorporator or stockholder of the Company or any direct or indirect parent corporation or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 16.    Trustee Dealings with the Company.    The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

        SECTION 17.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        SECTION 18.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        SECTION 19.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.    Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Guarantors, if any, will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a [    ]% Senior Note due 2011 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Liquidated Damages). The Holders shall be entitled to receive certain Liquidated Damages in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

(a)
This Section not to appear on Exchange Notes.

        SECTION 20.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        SECTION 21.    Governing Law.    This Note shall be governed by, and construed in accordance with, the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

        I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)
(Print or type name, address and zip code of assignee)
and irrevocably appoint:
Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
Date:	Your Signature:	(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

        Section 4.09 [        ]                        Section 4.13 [        ]

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $

Dated:	Signed:	(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

2

EXHIBIT B

[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES THAT ARE
RESTRICTED NOTES]

        The Notes evidenced hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be offered, sold, pledged or otherwise transferred except (a) (1) to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (4) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act or (5) pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the United States and other jurisdictions.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
RESTRICTED NOTES]

        I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)
(Print or type name, address and zip code of assignee)
and irrevocably appoint:
Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.
[Check One]
☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.
or
☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.
Date:	Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

        The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated Note is being Transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:	NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

        This Note has not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the Act or except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

        I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)
(Print or type name, address and zip code of assignee)
and irrevocably appoint:
Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.
[Check One]
☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.
or
☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.
Date:	Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

        The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the restricted period under Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on Transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:	NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

        Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

        This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is not exchangeable for Notes registered in the name of a person other than the Depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Indenture.

        Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) ("DTC") to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

D-1

EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

[                        ], [        ]

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Department
213 Court Street, Suite 703
Middletown, CT 06457

Ladies and Gentlemen:

        In connection with our proposed purchase of 8.250% Senior Notes due 2011 (the "Notes") of HOUGHTON MIFFLIN COMPANY., a Massachusetts corporation ("the Issuer"), we confirm that:

          1.     We have received a copy of the Offering Circular (the "Offering Circular"), dated January 24, 2003, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Circular, including the restrictions on duplication and circulation of the Offering Circular.

          2.     We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Circular and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          3.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4.     We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

          5.     We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7.     We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee]
By:	Name: Title:

EXHIBIT F

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Department
213 Court Street, Suite 703
Middletown, CT 06453

Re:	Houghton Mifflin Company ("the Issuer") 8.250% Senior Notes due 2011 (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of $[            ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1)   the offer of the Notes was not made to a person in the United States;

          (2)   either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5)   we have advised the transferee of the transfer restrictions applicable to the Notes.

        You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:	Authorized Signature

F-1

EXHIBIT G

GUARANTEE

        Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of January 30, 2003 by and among Houghton Mifflin Company, a Massachusetts company, as issuer (the "Company"), the Guarantors, as guarantors, and Wells Fargo Bank Minnesota, N.A., as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

G-1

        IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

[ ]

By:	Name: Title:

G-2

QuickLinks

  Exhibit 4.2
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
SIGNATURES
  EXHIBIT A
  EXHIBIT B
  EXHIBIT C
  EXHIBIT D
  EXHIBIT E
  EXHIBIT F
  EXHIBIT G